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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of Telephone and Data Systems, Inc., of our report dated February 7, 1995 (except with respect to the matters discussed in Note 12 and Note 14, as to which the date is March 14, 1995), on the consolidated financial statements of Telephone and Data Systems, Inc. and Subsidiaries (the "Company") included in the Company's 1994 Annual Report to Shareholders, to the inclusion in this Form 10-K of our report dated February 7, 1995 (except with respect to the matters discussed in Note 12 and Note 14, as to which the date is March 14, 1995), on the financial statement schedules of the Company, and to the inclusion in this Form 10-K of our compilation report dated February 17, 1995, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/ Clarksville MSA Limited Partnership, and the Baton Rouge MSA Limited Partnership, and to the incorporation of such reports into the Company's previously filed S-8 Registration Statements, File No. 33-1192, File No. 33-4420, File No. 33-35172, File No. 33-50747 and File No. 33-57257, and
into the Company's previously filed S-3 Registration Statements, File No. 33-8564, File No. 33-8857, File No. 33-8858, File No. 33-28348 and File No.
33-68456, and into the Company's previously filed S-4 Registration Statements, File No. 33-45570 and File No. 33-68988.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
March 22, 1995